Exhibit 99.3

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 22, 2026, Quantum Computing Inc., a Delaware corporation (the “Company” or “QCi”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with NHanced Semiconductors, Inc., a Delaware corporation (“NHanced”), the Gretchen Louise Trinklein Patti Revocable Trust, the Robert Steve Patti Revocable Trust, and the Robert Steve Patti Irrevocable Trust (collectively, the “Sellers”), Gretchen Trinklein Patti and Robert Patti (in their individual capacities, the “Beneficial Owners”), and Robert Patti, solely in his capacity as the representative of the Sellers and Beneficial Owners (the “Seller Representative” and together with the Company, NHanced, the Sellers, and the Beneficial Owners, the “Parties” and each a “Party”), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of common stock of NHanced (the “NHanced Acquisition”). The NHanced Acquisition was completed on June 22, 2026 (the “Closing Date”). Following the closing of the NHanced Acquisition, NHanced became a wholly owned subsidiary of the Company and is expected to continue supporting its existing customers and partners while contributing to the Company’s manufacturing and commercialization initiatives.

Pursuant to the Stock Purchase Agreement, the aggregate purchase price for the NHanced Acquisition consists of (i) $68.1 million in cash, subject to customary adjustments for unpaid transaction expenses, closing indebtedness, closing cash and working capital surplus or deficit (as adjusted, the “Closing Cash Consideration”), and (ii) a number of shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”) equal to $5.0 million divided by the volume-weighted average price of Company Common Stock for the 30 trading days ending five trading days prior to the closing of the NHanced Acquisition (the “Closing Stock Consideration” and, together with the Closing Cash Consideration, the “Closing Consideration”). At the closing of the NHanced Acquisition, $20.0 million of the Closing Cash Consideration was deposited into an interest-bearing escrow account as a holdback, which becomes payable to the Sellers, or is returned to the Company, based on whether NHanced achieves specified total revenue thresholds for the years ending December 31, 2027 and December 31, 2028.

In addition to the Closing Consideration, the Sellers may be entitled to receive earnout payments of up to an aggregate of $72.0 million (the “Earnout Consideration”), payable in two tranches: (i) up to an aggregate of $20.0 million, consisting of up to $10.0 million for each of the periods January 1, 2027 through December 31, 2027 and January 1, 2028 through December 31, 2028, based on NHanced achieving specified total revenue thresholds and, for the 2028 period, alternatively specified total EBITDA thresholds, and (ii) up to $52.0 million based on NHanced achieving further specified total revenue and EBITDA thresholds over the same periods. Earnout Consideration, if any, is payable in cash and/or Company Common Stock at the Sellers’ election, subject to the limit that the stock component of any payment may not exceed 50% of such payment without the Company’s prior written consent. Any shares of Company Common Stock issued as Earnout Consideration will be valued based on the volume-weighted average price of Company Common Stock for the 30 trading days ending five trading days prior to the applicable earnout payment date.

The NHanced Acquisition will be accounted for under the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, with the Company representing the accounting acquirer under this guidance. The unaudited proforma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, and are presented to illustrate the estimated effects of the NHanced Acquisition.

The estimated purchase price of the NHanced Acquisition will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. Any excess value of the estimated consideration transferred over the net assets acquired will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the accompanying unaudited proforma condensed combined financial statement presentation.

On February 2, 2026 (the “LSI closing date”), the Company completed its acquisition of Luminar Semiconductor, Inc. (“LSI”), a manufacturer and seller of photonic components that are important building blocks on QCi’s technology roadmap (“LSI Acquisition”). The purchase price was $110.0 million in cash, subject to a dollar-for-dollar adjustment to the extent that the working capital at closing was greater or less than the target working capital of $8.1 million. The consideration paid by the Company at closing consisted of approximately $97.5 million in cash, along with $11.0 million placed with an escrow agent at signing. The escrow will remain in place for twelve months following the LSI closing date to cover certain limited indemnification obligations of the Seller. The LSI Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of ASC 805.

The unaudited proforma condensed combined balance sheet is presented as if the NHanced Acquisition occurred on March 31, 2026. The unaudited proforma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 were prepared as if the NHanced Acquisition and LSI Acquisition had occurred on January 1, 2025. For all periods after February 2, 2026, LSI’s results were included in the QCi consolidated financial statements.

On March 4, 2026, QCi completed its acquisition of NuCrypt, LLC (“NuCrypt”). The purchase price was $2.5 million in cash, subject to a working capital adjustment at closing, and 250,000 shares of QCi’s common stock. Proforma effects of NuCrypt have not been presented in the accompanying unaudited proforma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, as this transaction is immaterial to the Company’s financial position and results of operations.

As the difference between QCi’s and NHanced’s fiscal year-end dates is more than one fiscal quarter, the unaudited proforma condensed combined statement of operations for the year ended December 31, 2025 is prepared using QCi’s audited consolidated statement of operations for the year ended December 31, 2025 and NHanced’s unaudited condensed combined statement of operations for the twelve months ended December 31, 2025, which is derived by adding the audited statement of operations for the year ended June 30, 2025 and unaudited condensed statement of operations for the six months ended December 31, 2025 and subtracting the unaudited condensed statement of operations for the six months ended December 31, 2024, as permitted under Rule 11-02 of Regulation S-X. The unaudited proforma condensed combined statement of operations for the fiscal quarter ended March 31, 2026 is prepared using QCi’s unaudited consolidated statement of operations for the fiscal quarter ended March 31, 2026 and NHanced’s unaudited condensed combined statement of operations for the fiscal quarter ended March 31, 2026.

The following unaudited proforma condensed combined financial information is derived from the historical financial statements of QCi, LSI and NHanced, and should be read in conjunction with:

●	QCi’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

●	LSI’s historical consolidated financial statements included in Exhibit 99.2 of the Company’s Report on Form 8-K/A filed with the SEC on April 17, 2026.

●	NHanced’s historical financial statements included in Exhibit 99.1 of this Current Report on Form 8-K/A.

Assumptions underlying the proforma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited proforma condensed combined financial information.

The unaudited proforma condensed combined financial information is based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited proforma condensed combined financial information and related notes are presented for illustrative purposes only, and do not purport to represent what the actual consolidated combined balance sheet or statement of income would have been had the NHanced Acquisition and LSI Acquisition occurred on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position. Additionally, the unaudited proforma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the NHanced Acquisition and LSI Acquisition.

QUANTUM COMPUTING INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands)

	Historical		Measurement Period		Transaction		Other Proforma		Proforma Condensed
	QCi	NHanced	Adjustments	Note	Adjustments	Note	Adjustments	Note	Combined
ASSETS

Current assets:
Cash and cash equivalents	$257,711	$41	$-		$(68,825)	2a	$-		$188,927
Accounts receivable, net	4,281	479	-				-		4,760
Inventory	4,112	7,553	-		(3,349)	2b	-		8,316
Short term investments	728,401	-	-		-		-		728,401
Accrued interest receivable	5,346	-	-		-		-		5,346
Prepaid expenses and other current assets	5,225	61	45	2k	-		-		5,331
Loan to shareholder	-	62	-		(62)	2d	-		-
Loan receivable	-	971	-		(971)	2d	-		-

Total current assets	1,005,076	9,167	45		(73,207)		-		941,081

Property and equipment, net	16,942	24,267	-		(7,143)	2b	-		34,066
Right-of-use assets, net	5,206	16,188	-		(3,376)	2b	-		18,018
Intangible assets, net	19,191	-	10,596	2k	35,871	2c	-		65,658
Goodwill	146,511	-	(10,641)	2k	29,305	2e	-		165,175
Long-term investments	422,818	-	-		-		-		422,818
Accrued interest receivable - long term	4,517	-	-		-		-		4,517
Other non-current assets	273	203	-		(203)	2b	-		273
Loan to shareholder - long-term	-	7,091	-		(7,091)	2d	-		-
Total assets	$1,620,534	$56,916	$-		$(25,844)		$-		$1,651,606

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities:
Accounts payable	2,707	4,177	-				-		6,884
Accrued expenses	8,342	2,555	-				-		10,897
Deferred revenue	1,882	848	-				-		2,730
Current portion of note payable	-	87			(87)	2b			-
Other current liabilities	2,144	2,396	-		(1,272)	2b	-		3,268

Total current liabilities	15,075	10,063	-		(1,359)		-		23,779

Derivative liability	4,597	-	-		-		-		4,597
Lease liabilities, net of current portion	3,678	16,685	-		(4,271)	2b	-		16,092
Note payable	-	150	-		(150)	2b	-		-
Other non-current liabilities	-	-	-		3,770	2n	-		3,770
Deferred tax liability	-	1,184	-		-		-		1,184
Total liabilities	23,350	28,082	-		(2,010)		-		49,422

Contingencies

Shareholder’s equity

Preferred stock	-	-	-		-		-		-
Common stock	23	-	-		-		-		23
Additional paid-in capital	1,823,284	100	-		4,900	2f	-		1,828,284
(Accumulated deficit) Retained earnings	(223,206)	28,734	-		(28,734)	2g	-		(223,206)
Accumulated other comprehensive income	(2,917)	-	-		-		-		(2,917)
Total shareholder’s equity	1,597,184	28,834	-		(23,834)		-		1,602,184
Total liabilities and mezzanine and shareholder’s equity	$1,620,534	$56,916	$-		$(25,844)		$-		$1,651,606

See notes to unaudited proforma condensed combined financial statements

QUANTUM COMPUTING INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except per share data)

	Historical			LSI Transaction		LSI Measurement Period		NHanced Transaction		NHanced Other Proforma		Proforma Condensed
	QCi	LSI	NHanced	Adjustments	Note	Adjustments	Note	Adjustments	Note	Adjustments	Note	Combined

Total revenue	$3,691	$1,742	$3,893	$-		$-		$-		$-		$9,326

Cost of revenue	4,412	1,561	3,636	68	2h	402	2k	576	2h, 2l	-		10,655

Gross (loss) profit	(721)	181	257	(68)		(402)		(576)		-		(1,329)

Operating expenses
Research and development	6,969	324	-	-		-		-		-		7,293
Sales and marketing	1,597	208	185	(16)	2h	(23)	2k	721	2h	-		2,672
General and administrative	11,263	189	1,988	(6,637)	2m	-				-		6,803
Impairment charges	-	-	-	-		-		-		-		-

Total operating expenses	19,829	721	2,173	(6,653)		(23)		721		-		16,768

Loss from operations	(20,550)	(540)	(1,916)	6,585		(379)		(1,297)		-		(18,097)

Non-operating income (expense)
Interest and other income, net	13,495	130	783	-		-		-		(780)	3d	13,628
Interest expense	(171)	-	(120)	-		-		-		-		(291)
Change in fair value of derivative liability	3,176	-	-	-		-		-		-		3,176

(Loss) income before income taxes	(4,050)	(410)	(1,253)	6,585		(379)		(1,297)		(780)		(1,584)

Provision for income taxes	-	-	15	-		-		-		-		15

Net loss	$(4,050)	$(410)	$(1,268)	$6,585		$(379)		$(1,297)		$(780)		$(1,599)

Other comprehensive loss:
Unrealized losses on available-for-sale debt securities	(3,822)											(3,822)
Total comprehensive loss	$(7,872)											$(5,421)

Loss per share:
Basic and Diluted	$(0.02)											$(0.01)

Weighted average shares used in computing net loss per common share:
Basic and Diluted	223,986							447	2o			224,433

See notes to unaudited proforma condensed combined financial statements

QUANTUM COMPUTING INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except per share data)

	Historical		LSI Transaction		LSIMeasurement Period		LSI Other Proforma		Historical	NHanced Transaction		NHanced Other Proforma		Proforma Condensed
	QCi	LSI	Adjustments	Note	Adjustments	Note	Adjustments	Note	NHanced	Adjustments	Note	Adjustments	Note	Combined

Total revenue	$682	$29,779	$-		$-		$-		$35,052	$-		$-		$65,513

Cost of revenue	615	26,323	815	2h	1,606	2k	(1,389)	3a	19,194	2,191	2h, 2l	-		49,355

Gross profit	67	3,456	(815)		(1,606)		1,389		15,858	(2,191)		-		16,158

Operating expenses
Research and development	20,473	4,369	-		-		(19)	3a	-	-		-		24,823
Sales and marketing	3,431	2,813	(188)	2h	(92)	2k	-		580	2,882	2h	-		9,426
General and administrative	27,240	6,773	6,431	2i	-		(392)	3a	9,586	2,084	2l, 2j	-		51,722
Impairment charges	-	4,842	-		-		(4,842)	3b	-	-		-		-

Total operating expenses	51,144	18,797	6,243		(92)		(5,253)		10,166	4,966		-		85,971

(Loss) income from operations	(51,077)	(15,341)	(7,058)		(1,514)		6,642		5,692	(7,157)		-		(69,813)

Non-operating income (expense)
Interest and other income, net	20,718	2,480	-		-		-		37	-		-		23,235
Interest expense	(65)	-	-		-		-		(824)	-		-		(889)
Change in fair value of derivative liability	11,750	-	-		-		-		-	-		-		11,750

(Loss) income before income taxes	(18,674)	(12,861)	(7,058)		(1,514)		6,642		4,905	(7,157)		-		(35,717)

Provision for (benefit from) income taxes	-	(1,100)	-		-		1,100	3c	477	-		-		477

Net (loss) income	$(18,674)	$(11,761)	$(7,058)		$(1,514)		$5,542		$4,428	$(7,157)		$-		$(36,194)

Other comprehensive loss:
Unrealized gain on available-for-sale debt securities (net of tax)	905													905
Total comprehensive loss	$(17,769)													$(35,289)

Loss per share:
Basic and Diluted	$(0.11)													$(0.22)

Weighted average shares used in computing net loss per common share:
Basic and Diluted	164,492									447	2o			164,939

See notes to unaudited proforma condensed combined financial statements

QUANTUM COMPUTING INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of transaction: On June 22, 2026 (the “Closing Date”), the Company completed the acquisition of NHanced. The cash paid and total purchase price at the Closing Date were calculated as follows (in thousands):

Initial cash purchase price	$48,100
Plus: contingent consideration paid to escrow	20,000
Plus: adjustments per purchase agreement for working capital	684
Total cash payments at close	68,784
Equity consideration at fair value	5,000
Plus: Fair value of contingent consideration not yet paid	3,770
Preliminary Purchase Price	$77,554

The table below represents the preliminary purchase price allocation for NHanced based on estimates, assumptions, valuations and other analyses as if the acquisition had occurred on March 31, 2026, which is the assumed acquisition date for purposes of the proforma balance sheet (in thousands):

Assets acquired:
Cash and cash equivalents	$-
Accounts receivable	479
Inventory	4,204
Prepaid expenses and other current assets	61
Property and equipment, net	17,124
Right-of-use assets	12,812
Intangible assets, net	35,871
70,551
Liabilities assumed:
Accounts payable	4,177
Accrued expenses	2,555
Deferred revenue and contract liabilities	848
Other current liabilities	1,124
Other non-current liabilties	1,184
Lease liabilities, net of current portion	12,414
22,302

Total identifiable net assets acquired	48,249
Goodwill	29,305
Preliminary purchase price	$77,554

The estimated purchase consideration and purchase price allocation are preliminary and are subject to change until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed, and therefore, calculation of goodwill, are dependent upon certain valuation and other studies that have not yet been completed and could differ materially from the amounts presented in the unaudited proforma condensed combined financial statements. Accordingly, the actual goodwill may be materially different from the estimate included in these unaudited proforma combined financial statements.

The purchase price allocation disclosed in future periodic reports will be based on the fair values of assets acquired and liabilities assumed as of the acquisition date in accordance with ASC 805. Consequently, the allocation of purchase consideration, including the amounts assigned to identifiable intangible assets and goodwill, may differ from the amounts presented in these unaudited pro forma financial statements due to differences between the acquisition date and the pro forma balance sheet date.

2.	Transaction adjustments: The unaudited proforma condensed combined balance sheet is presented as if the NHanced Acquisition occurred on March 31, 2026. The unaudited proforma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 were prepared as if the NHanced Acquisition and LSI Acquisition had occurred on January 1, 2025. For all periods after February 2, 2026, LSI’s results were included in the QCi consolidated financial statements. The unaudited proforma condensed combined statements of operations reflect the following adjustments:

2a	To record the cash consideration paid on the Closing Date of $48.1 million in cash, plus $20.0 million placed into escrow, plus a working capital adjustment at closing of $0.7 million.

2b	To adjust the NHanced acquired assets and assumed liabilities as of March 31, 2026 to fair value.

2c	To record acquired identifiable intangibles of $35.9 million consisting of Developed Technology $17.9 million, Customer Relationships $15.1 million and Tradename $2.9 million.

2d	In conjunction with the NHanced Acquisition, the Sellers forgave related party receivables in the amount of $8.1 million.

2e	To record the goodwill of $29.3 million related to the NHanced Acquisition representing the purchase price in excess of total identifiable net assets acquired assuming the acquisition occurred on March 31, 2026.

2f	To record $5.0 million of Closing Stock Consideration offset by the elimination of $0.1 million of NHanced’s historical additional paid-in-capital.

2g	To eliminate NHanced’s historical retained earnings.

2h	To adjust amortization expense for changes in acquired intangible assets resulting from purchase accounting.

2i	To record LSI transaction expenses of $6.6 million, offset by the change in amortization expense for intangible assets resulting from purchase accounting.

2j	To record transaction expenses of $2.1 million incurred after the NHanced proforma balance sheet date.

2k	During the three months ended June 30, 2026, QCi recorded measurement period adjustments of $10.6 million related to LSI associated with acquired intangible assets and prepaid assets. These adjustments resulted in corresponding changes to goodwill and amortization expense.

2l	To adjust depreciation expense for changes in acquired assets resulting from purchase accounting.

2m	To reverse LSI transaction expenses of $6.6 million already reflected in the 12/31/25 proforma statement of operations as well as the change in amortization expense for intangible assets resulting from purchase accounting.

2n	To record a liability of $3.8 million for the fair value of contingent consideration related to the NHanced acquisition.

2o	To record equity consideration of 447,000 shares valued using the stock price as of the NHanced acquisition date.

3.	Other proforma adjustments: The following adjustments reflect nonrecurring items that will not recur beyond twelve months.

3a	To adjust for a $1.8 million payment made by LSI in 2025 in final settlement of a prior acquisition. The amount was expensed during the year ended December 31, 2025.

3b	To adjust for impairment charges incurred by LSI during the year ended December 31, 2025.

3c	To adjust for the deferred tax benefit recorded by LSI during the year ended December 31, 2025 that was related to correcting a prior period deferred tax liability.

3d	To adjust for $1.1 million sale of non-recurring tax credits, offset by $0.3 million in non-recurring professional fees, recorded by NHanced during the three months ended March 31, 2026.